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                                JACQUELINE K. LEVINGS
                                   ATTORNEY AT LAW
                            250 NORTH ROCK ROAD, SUITE 250
                                WICHITA, KANSAS  67206

                                    (316) 683-5500

                                      EXHIBIT 5


January 14, 1998


Amarillo Mesquite Grill, Inc.
302 N. Rock Road, Suite 200
Wichita, KS  67206

Re: Form S-8 Registration Statement

Gentlemen:

I have examined the Articles of Incorporation, the Bylaws presently in effect, the Minute Book and such other instruments, books and records of Amarillo Mesquite Grill, Inc. as I deem necessary for the purpose of this opinion.

In my opinion, the shares of stock, $.01 par value, of Amarillo Mesquite Grill, Inc. to be offered pursuant to the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about January 14, 1998, when issued and sold pursuant to said Registration Statement, after the same becomes effective, will be legally and validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8.

Sincerely,


/s/ Jacqueline K. Levings
----------------------------
Jacqueline K. Levings


JKL/jm